EXHIBIT 23.2          CONSENT OF PERRELLA & ASSOCIATES, P.A.



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 12, 2004, and June 23, 2004 as to Notes B and I, contained in the Annual Report on Form 10-KSB/A, filed with the Commission on October 25, 2004, relating to the financial statements of Pingchuan Pharmaceutical, Inc., (Formerly: Xenicent, Inc.) in the S-8 registration statement dated November 17, 2004 and to the reference to our firm under Item 13 as "Experts."

/s/Perrella  &  Associates,  P.A.
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Perrella  &  Associates,  P.A.
Pompano  Beach,  FL
November  17,  2004